UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2017

M/I HOMES, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio		43219
(Address of principal executive offices)		(Zip Code)

(614) 418-8000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 18, 2017, M/I Homes, Inc. (the “Company”) entered into a Second Amendment (the “Amendment”) to the Company’s unsecured revolving credit facility dated July 18, 2013, as amended by a First Amendment to Credit Agreement dated October 20, 2014 (as amended, the “Credit Agreement”), among the Company, the lenders party thereto, and PNC Bank, National Association, as administrative agent. The Company’s obligations under the Credit Agreement are guaranteed by all of the Company’s subsidiaries, with the exception of subsidiaries that are primarily engaged in the business of mortgage financing, title insurance or similar financial businesses relating to the homebuilding and home sales business, certain subsidiaries that are not 100%-owned by the Company or another subsidiary, and other subsidiaries that may be designated by the Company, subject to certain limitations in the Credit Agreement. Among other things, the Amendment amends the Credit Agreement in the following respects:

1.	Extends the maturity date from October 20, 2018 to July 18, 2021.

2.	Increases the maximum borrowing availability from $400 million to $475 million.

3.	Provides an accordion feature pursuant to which the maximum borrowing availability can be increased to up to $500 million, subject to obtaining additional commitments.

4.	Streamlines the interest rate to be adjusted daily, based on one-month LIBOR plus 2.50%, with all interest payable monthly.

5.	Increases the required minimum tangible net worth to $465.2 million, subject to increase over time based on earnings and proceeds from equity offerings after March 31, 2017.

A lender party to the Amendment is also the letter of credit issuer under the Company’s single separate secured letter of credit facility having availability of up to $2 million. In addition, certain of the lenders party to the Amendment are also lenders and/or serve as the administrative agent under a $125 million secured mortgage warehousing agreement with M/I Financial, LLC, a wholly-owned subsidiary of the Company, as borrower.

The foregoing summary is qualified in its entirety by reference to the Amendment which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. All capitalized terms not otherwise defined herein are as defined in the Amendment.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above under Item 1.01 relating to the Company’s entry into the Amendment is hereby incorporated by reference into this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Second Amendment to Credit Agreement, dated July 18, 2017, by and among M/I Homes, Inc., as borrower, the lenders party thereto, and PNC Bank, National Association, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2017

M/I Homes, Inc.

By:	/s/ Ann Marie W. Hunker
Ann Marie W. Hunker
Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Second Amendment to Credit Agreement, dated July 18, 2017, by and among M/I Homes, Inc., as borrower, the lenders party thereto, and PNC Bank, National Association, as administrative agent.